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Press Release
For Immediate Release

For more information, contact Maureen Medlin, 804-843-2364, ext. 247

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     C&F Financial Corporation, the holding company for Citizens and Farmers
Bank, has announced that at its regularly scheduled August meeting, Sture C. Olsson tendered his resignation from the Board of Directors of both the bank and the holding company. Mr. Olsson, who was formerly President, CEO and Chairman of Chesapeake Corporation, has served as a member of the Bank's Board of Directors since 1952.

     During his service on the Board, Citizens and Farmers Bank grew from a company of only one location to one with more than twenty, including the bank and its three subsidiaries, C&F Mortgage Corporation, C&F Investment Services, Inc., and C&F Title Agency, Inc. "Mr. Olsson's 48 years of service exemplify his strong commitment and dedication to the company," stated Larry Dillon, Chairman of the Board and CEO. "I will especially miss Mr. Olsson, and his wit, wisdom and knowledge will be greatly missed by our Board."